Corporate Communications Department
NEWS Release

Textron Reports Second Quarter 2025 Results

•EPS of $1.35; adjusted EPS of $1.55, up from $1.54 in the prior year
•Revenues of $3.7 billion, up 5.4%, or $189 million, compared to the prior year
•$214 million returned to shareholders through share repurchases in the second quarter
•2025 cash outlook raised to the range of $900 million to $1.0 billion

Providence, Rhode Island – July 24, 2025 – Textron Inc. (NYSE: TXT) today reported second quarter 2025 income from continuing operations of $1.35 per share, flat with the second quarter of 2024. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.55 per share for the second quarter of 2025, compared to $1.54 per share in the second quarter of 2024.

"In the quarter, we saw revenue growth in both our commercial aircraft and helicopter businesses, as well as in Bell's FLRAA program, now known as the MV-75," said Textron Chairman and CEO Scott C. Donnelly. "At Textron Aviation, operations continued to improve as production ramped."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the second quarter was $395 million, compared to $383 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $336 million for the second quarter, compared to $320 million last year.
In the quarter, Textron returned $214 million to shareholders through share repurchases. Year to date, Textron has returned $429 million to shareholders through share repurchases.

Outlook

Textron reiterated its expectation for full-year 2025 GAAP earnings per share from continuing operations to be in the range of $5.19 to $5.39, or $6.00 to $6.20 on an adjusted basis, which is reconciled to GAAP in an attachment to this release. Manufacturing cash flow before pension contributions, a non-GAAP measure, is now expected to be in the range of $900 million to $1.0 billion, up $100 million from the previous outlook. This updated outlook incorporates the expected impact associated with recently enacted U.S. tax legislation.

Second Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.5 billion, up $42 million from last year's second quarter, reflecting higher aircraft revenues of $35 million and higher aftermarket parts and services revenues of $7 million.

Textron Aviation delivered 49 jets in the quarter, up from 42 in the second quarter of 2024, and 34 commercial turboprops, down from 44 in last year's second quarter.

Segment profit was $180 million in the second quarter, down $15 million from a year ago, primarily due to the mix of aircraft sold and higher warranty costs, partially offset by the favorable impact of manufacturing efficiencies and higher pricing, net of inflation.

Textron Aviation backlog at the end of the second quarter was $7.85 billion.

Bell

Bell revenues were $1.0 billion, up $222 million from the second quarter of 2024. The revenue increase in the quarter was driven by higher military revenues of $149 million, primarily due to higher volume from the U.S. Army's MV-75 program, and higher commercial revenues of $73 million, primarily due to the mix of aircraft sold.

Bell delivered 32 commercial helicopters in the quarter, flat with 32 in last year's second quarter.

Segment profit of $80 million was down $2 million from last year's second quarter, primarily reflecting higher research and development costs, partially offset by higher volume and mix.

Bell backlog at the end of the second quarter was $6.9 billion.

Textron Systems

Textron Systems revenues were $321 million, down $2 million from last year's second quarter.

Segment profit of $40 million was up $5 million, compared with the second quarter of 2024, primarily due to lower selling and administrative expense.

Textron Systems backlog at the end of the second quarter was $2.2 billion.

Industrial

Industrial revenues were $839 million, down $75 million from last year's second quarter, largely at Textron Specialized Vehicles where revenues decreased $66 million, reflecting the impact from the disposition of the Powersports business in the second quarter of 2025 and lower volume.

Segment profit of $54 million was up $12 million from the second quarter of 2024, primarily reflecting the impact from the disposition of the Powersports business and the benefit of cost reductions from restructuring activities, partially offset by lower volume and mix.

Textron eAviation

Textron eAviation segment revenues were $8 million in the second quarter of 2025, as compared to $9 million in last year's second quarter, and segment loss was $16 million, as compared with a segment loss of $18 million in the second quarter of 2024.

Finance

Finance segment revenues were $15 million, and profit was $8 million in the second quarter of 2025, as compared to segment revenues of $12 million and profit of $7 million in the second quarter of 2024.

Conference Call Information

Textron will host its conference call today, July 24, 2025 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (833) 470-1428 in the U.S. or (929) 526-1599 outside of the U.S.; Access Code: 626840.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, July 24, 2025 by dialing (866) 813-9403; Access Code: 942127.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal, geopolitical or macroeconomic conditions; risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Scott Hegstrom – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
REVENUES
MANUFACTURING:
Textron Aviation	$1,517	$1,475	$2,729	$2,663
Bell	1,016	794	1,999	1,521
Textron Systems	321	323	617	629
Industrial	839	914	1,631	1,806
Textron eAviation	8	9	15	16
	3,701	3,515	6,991	6,635
FINANCE	15	12	31	27
Total revenues	$3,716	$3,527	$7,022	$6,662

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$180	$195	$307	$338
Bell	80	82	170	162
Textron Systems	40	35	80	73
Industrial	54	42	84	71
Textron eAviation	(16)	(18)	(33)	(36)
	338	336	608	608
FINANCE	8	7	18	25
Segment profit (a)	346	343	626	633

Corporate expenses and other, net	(36)	(17)	(79)	(79)
Interest expense, net for Manufacturing group	(26)	(20)	(51)	(35)
LIFO inventory provision	(38)	(27)	(67)	(47)
Intangible asset amortization	(8)	(9)	(16)	(17)
Special charges (b)	(4)	(13)	(4)	(27)
Non-service components of pension and postretirement income, net	67	66	133	132
Income from continuing operations before income taxes	301	323	542	560
Income tax expense	(56)	(63)	(90)	(99)
Income from continuing operations	$245	$260	$452	$461
Discontinued operations, net of income taxes	—	(1)	—	(1)
Net income	$245	$259	$452	$460

Earnings Per Share:
Income from continuing operations	$1.35	$1.35	$2.48	$2.38

Diluted average shares outstanding	181,091,000	191,855,000	182,379,000	193,358,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation:

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Income from continuing operations - GAAP	$245	$260	$452	$461
Add: LIFO inventory provision, net of tax	29	20	51	35
Intangible asset amortization, net of tax	6	7	12	13
Special charges, net of tax	1	9	1	20
Adjusted income from continuing operations - Non-GAAP (a)	$281	$296	$516	$529

Diluted earnings per share:
Income from continuing operations - GAAP	$1.35	$1.35	$2.48	$2.38
Add: LIFO inventory provision, net of tax	0.16	0.10	0.28	0.18
Intangible asset amortization, net of tax	0.03	0.04	0.06	0.07
Special charges, net of tax	0.01	0.05	0.01	0.11
Adjusted income from continuing operations - Non-GAAP (a)	$1.55	$1.54	$2.83	$2.74

(a)Segment profit, adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.
(b)In the second quarter of 2025, we initiated restructuring actions to reduce operating expenses in the Textron Systems segment in connection with the termination of certain U.S government development programs. We incurred $8 million in special charges, which included $5 million of severance costs and $3 million of contract termination costs. These charges were partially offset by a pre-tax gain of $4 million recognized in the second quarter of 2025 related to the sale of the Powersports business. In the second quarter and first half of 2024, we recorded special charges of $13 million and $27 million, respectively, in connection with the restructuring plan announced at the end of 2023. These charges were largely related to headcount reductions in the Industrial, Textron Systems and Bell segments.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 28, 2025	December 28, 2024
Assets
Cash and equivalents	$1,352	$1,386
Accounts receivable, net	877	949
Inventories	4,338	4,071
Other current assets	777	687
Net property, plant and equipment	2,490	2,529
Goodwill	2,319	2,288
Other assets	4,239	4,248
Finance group assets	684	680
Total Assets	$17,076	$16,838

Liabilities and Shareholders' Equity
Current portion of long-term debt	$356	$357
Accounts payable	1,101	943
Other current liabilities	2,903	3,094
Other liabilities	1,848	1,945
Long-term debt	3,038	2,890
Finance group liabilities	397	405
Total Liabilities	9,643	9,634

Total Shareholders' Equity	7,433	7,204
Total Liabilities and Shareholders' Equity	$17,076	$16,838

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash Flows from Operating Activities:
Income from continuing operations	$236	$254	$435	$441
Depreciation and amortization	100	90	192	178
Deferred income taxes and income taxes receivable/payable	11	(41)	26	(22)
Pension, net	(58)	(56)	(117)	(112)
Gain on business disposition	(4)	—	(4)	—
Changes in assets and liabilities:
Accounts receivable, net	38	44	54	10
Inventories	(101)	(117)	(284)	(467)
Accounts payable	(8)	(14)	163	107
Other, net	181	223	(184)	218
Net cash from operating activities	395	383	281	353
Cash Flows from Investing Activities:
Capital expenditures	(78)	(74)	(134)	(140)
Net proceeds from corporate-owned life insurance policies	26	23	57	26
Net proceeds from business disposition	16	—	16	—
Proceeds from sale of property, plant and equipment	9	—	9	3
Net cash used in business acquisitions	(1)	(13)	(1)	(13)
Other investing activities, net	—	—	15	—
Net cash from investing activities	(28)	(64)	(38)	(124)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	495	—
Principal payments on long-term debt and nonrecourse debt	(1)	(7)	(353)	(359)
Purchases of Textron common stock	(214)	(358)	(429)	(675)
Dividends paid	(4)	(4)	(7)	(8)
Other financing activities, net	(5)	10	(5)	48
Net cash from financing activities	(224)	(359)	(299)	(994)
Total cash flows from continuing operations	143	(40)	(56)	(765)
Total cash flows from discontinued operations	(1)	(1)	(1)	(1)
Effect of exchange rate changes on cash and equivalents	16	(2)	23	(10)
Net change in cash and equivalents	158	(43)	(34)	(776)
Cash and equivalents at beginning of period	1,194	1,388	1,386	2,121
Cash and equivalents at end of period	$1,352	$1,345	$1,352	$1,345

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net cash from operating activities - GAAP	$395	$383	$281	$353
Less: Capital expenditures	(78)	(74)	(134)	(140)
Add: Total pension contributions	10	11	22	23
Proceeds from sale of property, plant and equipment	9	—	9	3
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$336	$320	$178	$239
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash Flows from Operating Activities:
Income from continuing operations	$245	$260	$452	$461
Depreciation and amortization	100	90	192	178
Deferred income taxes and income taxes receivable/payable	7	(47)	24	(24)
Pension, net	(58)	(56)	(117)	(112)
Gain on business disposition	(4)	—	(4)	—
Changes in assets and liabilities:
Accounts receivable, net	38	44	54	10
Inventories	(101)	(117)	(284)	(467)
Accounts payable	(8)	(14)	163	107
Captive finance receivables, net	(13)	(15)	(26)	7
Other, net	182	223	(190)	201
Net cash from operating activities	388	368	264	361
Cash Flows from Investing Activities:
Capital expenditures	(78)	(74)	(134)	(140)
Net proceeds from corporate-owned life insurance policies	26	23	57	26
Net proceeds from business disposition	16	—	16	—
Proceeds from sale of property, plant and equipment	9	—	9	3
Net cash used in business acquisitions	(1)	(13)	(1)	(13)
Finance receivables repaid	8	23	17	31
Finance receivables originated	(21)	(7)	(21)	(18)
Proceeds from the disposition of leveraged leases	59	—	59	—
Other investing activities, net	—	—	15	—
Net cash from investing activities	18	(48)	17	(111)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	495	—
Principal payments on long-term debt and nonrecourse debt	(9)	(9)	(364)	(374)
Purchases of Textron common stock	(214)	(358)	(429)	(675)
Dividends paid	(4)	(4)	(7)	(8)
Other financing activities, net	(5)	(1)	(5)	48
Net cash from financing activities	(232)	(372)	(310)	(1,009)
Total cash flows from continuing operations	174	(52)	(29)	(759)
Total cash flows from discontinued operations	(1)	(1)	(1)	(1)
Effect of exchange rate changes on cash and equivalents	16	(2)	23	(10)
Net change in cash and equivalents	189	(55)	(7)	(770)
Cash and equivalents at beginning of period	1,245	1,466	1,441	2,181
Cash and equivalents at end of period	$1,434	$1,411	$1,434	$1,411

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Income from continuing operations, Adjusted Diluted Earnings Per Share and Outlook
Adjusted income from continuing operations and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Income from continuing operations - GAAP	$245	$260	$452	$461
Add: LIFO inventory provision, net of tax	29	20	51	35
Intangible asset amortization, net of tax	6	7	12	13
Special charges, net of tax	1	9	1	20
Adjusted income from continuing operations - Non-GAAP	$281	$296	$516	$529

Diluted earnings per share:
Income from continuing operations - GAAP	$1.35	$1.35	$2.48	$2.38
Add: LIFO inventory provision, net of tax	0.16	0.10	0.28	0.18
Intangible asset amortization, net of tax	0.03	0.04	0.06	0.07
Special charges, net of tax	0.01	0.05	0.01	0.11
Adjusted income from continuing operations - Non-GAAP	$1.55	$1.54	$2.83	$2.74

	2025 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$955		$990	$5.19		$5.39
Add: LIFO inventory provision, net of tax		124			0.67
Intangible asset amortization, net of tax		25			0.13
Special charges, net of tax		1			0.01
Adjusted income from continuing operations - Non-GAAP	$1,105	—	$1,140	$6.00	—	$6.20

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net cash from operating activities - GAAP	$395	$383	$281	$353
Less: Capital expenditures	(78)	(74)	(134)	(140)
Add: Total pension contributions	10	11	22	23
Proceeds from sale of property, plant and equipment	9	—	9	3
Manufacturing cash flow before pension contributions - Non-GAAP	$336	$320	$178	$239

	2025 Outlook
Net cash from operating activities - GAAP	$1,266	—	$1,366
Less: Capital expenditures		(425)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		9
Manufacturing cash flow before pension contributions - Non-GAAP	$900	—	$1,000